                                                                      EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT


                                                          STATE OF
                                                        INCORPORATION
NAME                                                   OR ORGANIZATION
----                                                   ---------------

CORPORATIONS:

Uni-Marts of America, Inc.                                Delaware

Uni Realty of Luzerne, Inc.                               Delaware

Uni Realty of Wilkes-Barre, Inc.                          Delaware


LIMITED PARTNERSHIPS:

Uni Realty of Luzerne, L.P.                               Delaware

Uni Realty of Wilkes-Barre, L.P.                          Delaware

These above entities do business only under their legal names.